EXHIBIT 99.1

SANDERLING VENTURE PARTNERS IV, L.P. By: Middleton-McNeil Associates IV, L.P.		SANDERLING VENTURE PARTNERS V CO-INVESTMENT FUND, L.P.
By: Middleton, McNeil & Mills Associates V, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton		By:	/s/ Fred A. Middleton
General Partner		Fred A. Middleton
Managing Director

SANDERLING V BETEILIGUNGS GMBH & CO. KG		SANDERLING V LIMITED PARTNERSHIP
By: Middleton, McNeil & Mills Associates V, LLC		By: Middleton, McNeil & Mills Associates V, LLC

By:	/s/ Fred A. Middleton	By:	/s/ Fred A. Middleton
Fred A. Middleton		Fred A. Middleton
Managing Director		Managing Director

SANDERLING V BIOMEDICAL CO-INVESTMENT FUND, L.P.
By: Middleton, McNeil & Mills Associates V, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director